Exhibit 99.1
SUMMARY OF MATERIAL TERMS OF THE PROPOSED AMERICAN WATER WORKS COMPANY, INC. AMENDED AND RESTATED 2017 OMNIBUS EQUITY COMPENSATION PLAN
General
The proposed American Water Works Company, Inc. (“we”, “us” or the “Company”) Amended and Restated 2017 Omnibus Equity Compensation Plan (the “Amended 2017 Omnibus Plan”) provides that grants may be in any of the following forms:
•incentive stock options;
•nonqualified stock options;
•stock appreciation rights, or SARs;
•stock units;
•stock awards; and
•other stock-based awards
Subject to adjustment in certain circumstances, the total number of shares of common stock that may be issued or transferred under the Amended 2017 Omnibus Plan (inclusive of all awards granted under the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan (the “2017 Omnibus Plan”) prior to the effective date of the Amended 2017 Omnibus Plan) is 7,180,623 shares, which is the same share limit under the current 2017 Omnibus Plan.
We may issue shares of our common stock under the Amended 2017 Omnibus Plan from authorized but unissued shares of common stock or reacquired shares of common stock (treasury stock), including shares of common stock that we purchased on the open market or otherwise acquire, subject to applicable law (as defined in the Amended 2017 Omnibus Plan).
The maximum aggregate number of shares of common stock that may be granted pursuant to all grants under the Amended 2017 Omnibus Plan during any calendar year to any one employee is 300,000 shares, subject to adjustment as described below.
If and to the extent options or SARs granted under the Amended 2017 Omnibus Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any stock awards, stock units or other stock-based awards are forfeited or terminated, or otherwise not paid in full, the shares reserved for such grants will again become available for purposes of the Amended 2017 Omnibus Plan. However, shares of common stock (i) surrendered in payment of the exercise price of an option, (ii) withheld or surrendered for payment of taxes, or (iii) repurchased by the Company with the net proceeds of the payment of the exercise price of an option, will not be available for reissuance under the Amended 2017 Omnibus Plan. Additionally, if SARs are granted, the full number of shares subject to the SAR are considered issued under the Amended 2017 Omnibus Plan, without regard to the number of shares of common stock that are issued upon exercise of the SARs and without regard to any cash settlement of the SARs. To the extent that any grants of stock units under the Amended 2017 Omnibus Plan are designated to be paid in cash, and not in shares of common stock, such grants do not count against the share limits under the Amended 2017 Omnibus Plan.
The maximum aggregate number of shares of common stock with respect to which grants may be made under the Amended 2017 Omnibus Plan during any calendar year to any non-employee director (with a value determined based on the fair value of a grant on its date of grant) shall not exceed $2,000,000, when taken together with any cash retainers or director’s fees earned by such director for services rendered during the calendar year. These limits apply regardless of whether grants under the Amended 2017 Omnibus Plan are to be settled in shares or cash.

Administration
The Amended 2017 Omnibus Plan will be administered and interpreted by a committee consisting of members of the Company’s Board of Directors (the “Board”), which will have full power and discretionary authority to make conclusive and binding factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Amended 2017 Omnibus Plan and for the conduct of its business as it deems necessary or desirable, in its sole discretion. This committee must consist of two or more persons who are "non-employee directors” for purposes of Section 16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and independent directors in accordance with the independence standards established by the stock exchange on which the common stock is primarily traded.
The committee has the authority to:
•determine the individuals to whom grants will be made under the Amended 2017 Omnibus Plan;
•determine the type, size and terms and conditions of the grants;
•determine the time when grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability or vesting and the acceleration of exercisability or vesting;
•amend the terms and conditions of any previously issued grant, subject to the limitations described below; and
•deal with any other matters arising under the Amended 2017 Omnibus Plan.
The Board will approve and administer all grants to non-employee directors. Also, the committee may, as it deems appropriate, delegate all or part of its authority and power to one or more subcommittees, to the CEO, the President, another executive officer, or a committee of executive officers. Any such delegation shall be subject to such terms and conditions as prescribed by the committee, and:
•will apply only to participants who are not subject to Section 16 of the Exchange Act;
•must include a limitation as to the number of shares of common stock subject to grants that may be awarded during the period of the delegation (and absent specific delegation as to the number of shares of common stock, such number of shares shall be the remaining number of shares of common stock for issuance under the Amended 2017 Omnibus Plan);
•may contain guidelines as to the exercise price for an option or the price of other grants and any criteria for vesting or exercisability of a grant; and
•may be revoked or amended at any time without invalidating any prior actions
Subject to applicable law, the committee may also delegate certain administrative or ministerial matters under the Amended 2017 Omnibus Plan to one or more officer or officers or their designees.
The Board has determined that, in general, the Executive Development and Compensation Committee of the Board (the “ED&CC”) will act as the administrative committee of the Amended 2017 Omnibus Plan. As of March 6, 2026, the ED&CC consists of Patricia L. Kampling, Laurie J. Havanec and Julia L. Johnson, and Stuart M. McGuigan. The Board has determined that each member of the ED&CC is a “non-employee director” for purposes of Section 16 of the Exchange Act and an independent director as determined under the listing standards of the New York Stock Exchange (the “NYSE”).

Eligibility for Participation
All of our employees (including the Company’s six executive officers) and those of our subsidiaries, which were approximately 7,000 as of December 31, 2025, will be eligible for grants under the Amended 2017 Omnibus Plan, subject to certain conditions set forth in the Amended 2017 Omnibus Plan. The Company’s nine non-employee directors and six executive officers will also be eligible to receive grants under the Amended 2017 Omnibus Plan. As of March 17, 2026, approximately 324 employees (including the Company’s six executive officers) and the Company’s nine non-employee directors were participants in the 2017 Omnibus Plan. Because the Company’s executive officers and non-employee directors are eligible to receive awards under the Amended 2017 Omnibus Plan, they may be deemed to have a personal interest in the approval of the Amended 2017 Omnibus Plan.
Types of Awards
Stock Options
The committee may grant options intended to qualify as “incentive stock options” (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or “nonqualified stock options” (“NQSOs”), that are not intended to so qualify, or any combination of ISOs and NQSOs. Any participant may receive a grant of NQSOs. Only our employees and those of our subsidiaries may receive a grant of ISOs. Dividend equivalents shall not be granted, and no cash dividends shall be paid, with respect to any option. The Company presently does not grant options of any kind under the 2017 Omnibus Plan.
The committee would fix the exercise price per share for any options. The exercise price of any NQSO or ISO granted under the Amended 2017 Omnibus Plan will be equal to, or greater than, the fair market value of the underlying shares of common stock on the date of grant. However, if an ISO is granted to an employee who holds more than 10 percent of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110 percent of the fair market value of a share of common stock on the date of grant. The current measure of fair market value on a particular date is the last reported sale price of common stock on the NYSE on the relevant date (or, if there were no trades on such date, the latest preceding date upon which a sale was reported).
The committee would determine the term of each option, which would not exceed 10 years from the date of grant; however, if an ISO is granted to an employee who holds more than 10 percent of the combined voting power of all classes of our outstanding stock, the term of the ISO may not exceed five years from the date of grant.
The period for when any option may first become vested and exercisable will be determined by the committee at the time of grant. The committee may grant options that are subject to achievement of performance goals or other conditions. The committee may accelerate the vesting and exercisability of any or all outstanding options at any time for any reason. To the extent that the aggregate fair market value of shares of common stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by an employee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs. The aggregate number of shares of common stock that may be issued under the Amended 2017 Omnibus Plan as ISOs is 5,000,000 shares, subject to certain adjustments, and all shares issued under the Amended 2017 Omnibus Plan as ISOs will count against the share reserve, as described above.
The Amended 2017 Omnibus Plan provides that, unless otherwise provided in a grant document, an option may only be exercised while the participant is employed as an employee or providing service as a non-employee director. The committee will specify in the grant document the circumstances, if any, and time periods, if any, a participant may exercise an option after termination of employment or service. For any grants of options to executives serving in the CEO, President, CFO or COO roles, the ED&CC has adopted a policy that the option would remain exercisable for a period of two years after retirement.

A participant may exercise an option by delivering notice of exercise to us. The participant will pay the exercise price and any withholding taxes for the option:
•in cash or by check;
•if permitted by the committee, by delivering shares of common stock already owned by the participant, or by attestation to ownership of shares, in either case having a fair market value on the date of exercise equal to the exercise price;
•by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board;
•if permitted by the grant document, by net share settlement of the option based on the fair market value on the date of exercise;
•any combination of the foregoing; or
•by such other method as the committee may approve, to the extent permitted by applicable law.
SARs
The committee may grant to any participant SARs in connection with, or independently of, any option granted under the Amended 2017 Omnibus Plan. Upon exercise of a SAR, the participant will receive an amount equal to the excess of the fair market value of common stock on the date of exercise over the base amount for the SAR. The Company has not granted any SARs under the 2017 Omnibus Plan.
The committee will determine the terms and conditions of the SAR. The base amount of each
SAR will not be less than the fair market value of common stock on the date of grant of the SAR and the term of a SAR will not exceed 10 years from the date of grant. The committee may grant SARs that are subject to the achievement of performance goals or other conditions. The committee may accelerate the exercisability of SARs at any time for any reason. Upon exercise of a SAR, payment will be made in cash, shares of common stock or a combination of the two, as the committee may determine.
Stock Units
The committee may grant to any participant stock units, which provide the participant with the right to receive shares of common stock or an amount based on the value of a share of common stock at a future date.
The committee determines the number of stock units that will be granted, whether stock units will vest and become payable if specified performance goals or other conditions are met, and the other terms and conditions applicable to the stock units. Stock units may vest and be paid at the end of a specified vesting or performance period or deferred to a date elected by a participant pursuant to procedures authorized by the committee and consistent with Section 409A. Payment with respect to a stock unit will be made in cash, in shares of common stock, or in a combination of cash and shares of common stock, as determined by the committee. The grant document will specify the maximum number of shares of common stock that may be issued under a stock unit. The committee may accelerate or provide for the acceleration of the vesting of any or all outstanding stock units at any time for any reason. Dividend equivalents may be granted in connection with stock units. See “—Dividend Equivalents” below.
Stock Awards
The committee may grant shares of common stock under a stock award for cash consideration or no cash consideration, and subject to such restrictions, if any, as determined by the committee. If restrictions are imposed on stock awards, the committee will determine whether they will lapse over a period of time or according to such other criteria as the committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The committee determines the number of shares of common stock subject to the grant of stock awards and the other terms and conditions of the grant. The committee may accelerate or provide for the acceleration of the vesting of any or all outstanding stock awards at any time for any reason.
The committee will determine to what extent, and under what conditions, participants will have the right to vote shares of common stock subject to a stock award and receive dividends or other distributions paid on such shares during the restriction period. Dividends may be deferred, but dividends payable to a participant must be withheld while a stock award is subject to restrictions, and such dividends may be payable only upon the lapse of the restrictions of the stock award. With respect to a stock award that vests based on the achievement of performance goals, no dividends may be payable unless, and only to the extent that, the performance goals are achieved at least at the minimum threshold for performance.
Dividends that are not paid on stock awards currently will be credited to a bookkeeping account on our records or those of a stock plan administrator retained by us. Accumulated dividends may accrue interest, as determined by the committee, and will be paid in cash, shares of common stock or in such other form as dividends are paid on common stock, as determined by the committee.
Other Stock-Based Awards
The committee may make other grants (other than options, SARs, stock units, and stock awards) that are based on or measured by common stock to any eligible participant in the Amended 2017 Omnibus Plan. Other stock-based awards may be granted subject to the achievement of performance goals or other conditions and may be payable in shares of common stock or cash, or a combination of the two, as determined by the committee. Dividend equivalents may be granted in connection with other stock-based awards. See “—Dividend Equivalents” below.
Dividend Equivalents
The committee may grant dividend equivalents in connection with stock units or other stock-based awards, under such terms and conditions as the committee deems appropriate and subject to the terms of the Amended 2017 Omnibus Plan. Dividend equivalents may be deferred, but no dividend equivalent may be payable to a participant unless, and only to the extent that, a grant vests, and with respect to a grant that vests based on the achievement of performance goals, the performance goals are achieved at least at the minimum threshold for performance. Dividend equivalents may be accrued as a cash obligation or may be converted to additional stock units or other stock-based awards, and deferred dividend equivalents may accrue interest, all as determined by the committee. The committee may determine that dividend equivalents are payable based on the achievement of specific performance goals. Dividend equivalents may be paid in cash, in shares of common stock, or in a combination of the two, as determined by the committee.
Performance-Based Compensation
Under the Amended 2017 Omnibus Plan, the committee may determine that the right of a participant to exercise or receive a grant or settlement of stock units, stock awards, dividend equivalents or other stock-based awards, or the timing thereof, may be subject to performance-based conditions. The committee may use criteria and other goals or measures of performance as it may deem appropriate. The committee may select a performance goal that is based on any business criteria for the Company, either on a consolidated basis or with respect to specific subsidiaries or business units, including, but not limited to the following:

Non-Exclusive Examples of Performance Goals Under the Amended 2017 Omnibus Plan
•stock price	•net income or earnings per share	•price-earnings multiples
•risk management	•book value of any asset or security	•revenue
•number of days sales outstanding of accounts receivable	•productivity	•gross income, profitability or gross margin
•EBITDA (earnings before interest, taxes, depreciation and amortization)	•net capital employed	•return on equity, cash flow, investment or assets
•internal rate of return	•cash flow return on investment	•improvements in capital structure
•shareholder return, including absolute or relative total shareholder return, expressed either on a dollar or percentage basis	•retention of customers, expressed on a dollar or percentage basis	•return on capital employed
•budget achievement	•cash flow per share	•economic value added (defined to mean net operating profit minus the cost of capital)
•market value added (defined to mean the difference between the market value of debt and equity, and economic book value);	•growth in assets, unit volume, sales, cash flow or market share	•relative performance to a comparison group of companies designated by the committee
•net present value of investment	•combined ratio	•payback period on investment
•level of expenses, including without limitation capital expenditures or operation and maintenance expenses (expressed on a dollar or percentage basis)	•metrics regarding execution on business or operating initiatives, such as through the development or implementation of new technologies or other customer benefits	•safety (including, for example, criteria relating to numbers or ratios of reported injuries, preventable accidents and vehicular accidents
•compliance with environmental laws, rules and regulations	•compliance with financial and regulatory controls	•bad debt collections, expenses or losses
•strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures

•increase in our or a subsidiary’s customer satisfaction or responsiveness ratings (based on the results of surveys conducted by an independent third party) and reputation within one or more service territories
•implementation, completion or attainment of measurable objectives with respect to recruitment or retention of personnel or employee satisfaction
In setting performance goals, the committee may also provide at any time that the achievement of such performance goals will be determined without regard to either the negative or positive effect (or both) of certain events, including, but not limited to, for one or more of the following non-exclusive items:
•asset write-downs;
•litigation or claim judgments, or settlements thereof;
•changes in accounting principles;
•changes in tax law or other laws affecting reported results;
•changes in commodity or supply prices;
•severance, contract termination and other costs related to exiting, modifying or reducing any business activities;
•costs of, and gains and losses from, the acquisition, disposition, divestiture or abandonment of businesses or assets;
•gains and losses from the early extinguishment of debt;
•gains and losses in connection with the termination of or withdrawal from a pension plan;
•stock compensation costs and other non-cash expenses; or
•any other specified non-operating items as determined by the committee in setting performance goals.
Deferrals
The committee may permit or require a participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the participant in connection with any award. The committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of Section 409A of the Code.

Adjustment Provisions
The Amended 2017 Omnibus Plan provides for certain adjustments in the event of any change in common stock outstanding by reason of a:
•stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares;
•merger, reorganization or consolidation;
•reclassification or change in par value;
•any other extraordinary or unusual event affecting the outstanding common stock without our receipt of consideration; or
•substantial reduction in the value of outstanding shares of common stock as a result of a spinoff or our payment of an extraordinary dividend or distribution.
In any of these events, the committee will equitably adjust the following, in a manner deemed appropriate, to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Amended 2017 Omnibus Plan and any outstanding grants:
•the maximum number of shares of common stock available for issuance under the Amended 2017 Omnibus Plan;
•the maximum number of shares of common stock for which any participant may receive grants in any calendar year;
•the kind and number of shares covered by outstanding grants;
•the kind and number of shares issued and to be issued under the Amended 2017 Omnibus Plan; and
•the price per share or the applicable market value of such grants.
Any fractional shares resulting from such adjustment will be eliminated.
Change of Control; Substitute Awards
Upon a change of control where the Company is not the surviving corporation (or it survives only as a subsidiary of another corporation or entity), all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other outstanding grants will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). However, if, in connection with a change of control, any outstanding options and SARs are not assumed by, or replaced with comparable options or rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and any other outstanding grants are not converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation), then upon such change of control:
•all such outstanding options and SARs that are not assumed or replaced will accelerate and become fully exercisable;
•the restrictions and conditions on all such outstanding stock awards that are not converted to similar grants will fully lapse; and
•all outstanding stock units, other stock-based awards and dividend equivalents that are not converted to similar grants will be fully vested.
If a grant is assumed in connection with a change of control, and if, within the 12 month period following the occurrence of such change of control, the participant ceases to be employed by, or providing service to, the surviving corporation (or a parent or subsidiary of the surviving corporation) on account of:
•a termination of such participant’s employment by the surviving corporation (or a parent or subsidiary of the surviving corporation) for any reason other than on account of cause (as defined in the Amended 2017 Omnibus Plan), death or disability (as defined in the Amended 2017 Omnibus Plan); or
•a termination of employment or service by the participant for good reason (as defined in the Amended 2017 Omnibus Plan), then as of the date of such termination of employment or service:

•a grant that is an option or SAR will automatically accelerate and become fully exercisable;
•a grant that is a stock award will have all restrictions and conditions immediately lapse; and
•a grant that is a stock unit, other stock-based award or dividend equivalent will be fully vested.
Notwithstanding the foregoing, in the event of a change of control, the committee may take any of the following actions with respect to any or all outstanding grants:
•determine that outstanding options and SARs accelerate and become fully exercisable, in whole or part;
•determine that the restrictions and conditions on outstanding stock awards lapse, in whole or part;
•determine that outstanding stock units, other stock-based awards and dividend equivalents fully vest, in whole or part;
•require that participants surrender their outstanding options and SARs in exchange for a payment by us, in cash or common stock as determined by the committee, in an amount equal to the amount by which the then fair market value of the shares of common stock subject to the participant’s unexercised options and SARs exceeds the exercise price of the options or the base amount of the SARs, as applicable;
•after giving participants an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the committee deems appropriate; or
•determine that participants receive a payment in settlement of outstanding stock awards, stock units, dividend equivalents or other stock-based awards, if permitted under Section 409A of the Code.
Such surrender, termination or payment will take place as of the date of the change of control or such other date as the committee may specify. Without limiting the foregoing, if the per share fair market value of common stock equals or is less than the per share exercise price or base amount, as applicable, we are not required to make any payment to the participant upon surrender of the option or SAR.
For purposes of the Amended 2017 Omnibus Plan, a change of control will generally be deemed to have occurred if one of the following events occurs:
•any person becomes a beneficial owner (as defined under Rule 13d-3 of the Exchange Act), directly or indirectly, of more than 35 percent of the voting power of our then outstanding securities;
•a merger or consolidation of us with another corporation is consummated, where our shareholders, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling them to more than 50 percent of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors;
•a sale or other disposition of all or substantially all of our assets; or
•during any period of 12 consecutive months commencing on or after January 1, 2027, directors are elected such that a majority of the members of our Board are individuals who have not been members of the Board at the beginning of such 12-month period, except
◦in the case of a director’s death; or
◦the election or nomination for election of each new director who was not a director at the beginning of such 12-month period where such election was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.
Notwithstanding the foregoing, a change of control shall not be deemed to include any transaction involving our acquisition of our own securities, or the acquisition by any person of our securities directly from us. Also, the committee may provide for a different definition of a change of control in a grant document with respect to the timing of payment of such grant if such grant is subject to the requirements of Section 409A of the Code and the grant will become payable on, or in connection with, a change of control.
Subject to applicable law, shares of common stock issued or transferred under grants made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by us in a transaction shall not reduce the number of shares of common stock available under the Amended 2017 Omnibus Plan and available shares under a shareholder-approved plan of such an acquired company (as appropriately adjusted to reflect the transaction) may be used for grants under the Amended 2017 Omnibus Plan and shall not reduce its share reserve, subject to applicable law.
Clawback, Insider Trading and Other Policies and Practices
All grants under the Amended 2017 Omnibus Plan shall be subject to any applicable insider trading, share trading, stock ownership or stock retention policies or practices of the Company and other policies that may be approved or implemented by the Board, the committee or the Company. All grants and amounts payable under the Amended 2017 Omnibus Plan are additionally subject to the terms of any applicable clawback or recoupment policies approved by the Board or the committee (including, without limitation, a clawback policy required to be implemented by the NYSE), including without limitation the Company’s Incentive-Based Compensation Recovery Policy, and in all cases whether approved before or after the date of a grant.
Further, to the extent permitted by applicable law, including without limitation Section 409A of the
Code, all amounts payable under the Amended 2017 Omnibus Plan are subject to offset in the event that a participant has an outstanding clawback, recoupment or forfeiture obligation to us under the terms of any applicable clawback policy. In the event of a clawback, recoupment or forfeiture event under an applicable clawback policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Amended 2017 Omnibus Plan, and we shall be entitled to recover from the participant the amount specified to be clawed back, recouped or forfeited. Any such amount shall be deemed an advance that remained subject to the participant satisfying all eligibility conditions for earning the amounts deferred, accrued or credited under the Amended 2017 Omnibus Plan.
Transferability of Grants
Generally, only the participant may exercise rights under a grant during the participant’s lifetime. Participants may not alienate or assign any benefit provided under the Amended 2017 Omnibus Plan. Furthermore, grants may not be subject to attachment or other legal process, except by will or the laws of descent and distribution. The committee may provide, in a grant document, that a participant may transfer nonqualified stock options to his or her immediate family members, or one or more trusts or other entities for the benefit of or owned by immediate family members, consistent with applicable securities laws.
No Repricing of Options or SARs
The Amended 2017 Omnibus Plan includes a restriction providing that, except in connection with a permitted adjustment or the exercise of an option or SAR, the Amended 2017 Omnibus Plan or an outstanding grant may not be amended to permit, and no grant or an amendment to any grant document may have the effect of causing, an outstanding option or SAR to be repriced, replaced or regranted (i) through cancellation, (ii) by decreasing the exercise price of an outstanding option or SAR, or (iii) by any exchange of an outstanding option or SAR for cash if the exercise price of such option or SAR is greater than the fair market value of the common stock on the date of such exchange, without in each case obtaining shareholder approval.
Amendment and Termination

The Board may amend or terminate the Amended 2017 Omnibus Plan at any time, subject to shareholder approval if such approval is required in order to comply with the Code, applicable law or applicable stock exchange requirements. If the Amended 2017 Omnibus Plan is approved by shareholders, it will terminate on December 31, 2036, unless terminated earlier by the Board or extended by the Board with the approval of our shareholders.